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                                                                 EXHIBIT 10.16
                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (the "Agreement") is made and entered into as of the 6th day of August, 1999, by and between TURNKEY COMPUTER SYSTEMS, INC., a Texas corporation (the "Company") and EMERGE INTERACTIVE INC., a Delaware corporation (the "Investor").

1.       AUTHORIZATION AND SALE OF THE SHARES.

         1.1 Authorization of the Shares. As of the Initial Closing (as defined below), the Company will have authorized the issuance to the Investor, pursuant to the terms and conditions of this Agreement, of 16,506 shares of the Company's common stock, $0.10 par value per share (the "Common Stock").

         1.2 Sale of the Shares. Subject to the terms and conditions hereof, the Investor agrees to purchase at the Closings (as defined below), and the Company agrees to sell and issue to the Investor at the Closings, an aggregate of 16,506 shares of the Company's Common Stock (the "Shares") for an aggregate purchase price of $1,900,000 (which shares represent 19% of the issued and outstanding shares of the Company following such issuance), as follows: (a) 4,126 of such Shares shall be sold by the Company to the Investor on the Initial Closing Date in exchange for 50,000 shares (the "Investor Shares") of the Investor's common stock, $0.01 par value per share (the "Investor Common Stock"); (b) 4,127 of such Shares shall be sold by the Company to the Investor on each of the first and second Additional Closing Date in exchange for $500,000 to be paid on each such Additional Closing Date; and (c) 4,126 of such Shares shall be sold by the Company to the Investor on the third Additional Closing Dates set forth below, in the event that the Investor consummates an initial public offering of the Investor Common Stock under the Securities Act of 1933, as amended (the "Securities Act") at any time prior to December 31, 2001, the Company shall sell and the Investor shall purchase all remaining unpurchased Shares within thirty
(30) days of the consummation of such public offering.

2.       CLOSINGS; DELIVERIES.

         2.1 Initial Closing. The initial closing (the "Initial Closing") of the purchase and sale of the Shares hereunder shall be held at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 as soon as practical after the conditions contained in
Section 5 have been satisfied or such other time and place as agreed to by the parties (the date of the Initial Closing is hereinafter referred to as the "Initial Closing Date").

         2.2 Additional Closings. Each additional closing (each an "Additional Closing" and together with the Initial Closing, the "Closings") shall be held at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 at the respective times specified below or such other time and place as agreed to by the parties (each an "Additional Closing Date" and together with the

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Initial Closing Dates, the "Closing Dates"):

         (a) December 31, 1999;

         (b) December 31, 2000;

         (c) December 31, 2001.

         2.2 Stock Certificates. At the Initial Closing and each Additional Closing, the Company will deliver to the Investor a certificate, registered in the Investor's name, representing the Shares to be purchased by the Investor at the Initial Closing or the Additional Closing, as the case may be, upon payment of the purchase price therefor by check or by federal wire transfer of immediately available funds or by other consideration acceptable to the Company.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to the Investor at the Initial Closing Date and at each Additional Closing Date as follows:

         3.1 Organization and Standing, Certificate and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Texas and is in good standing under such laws. Except as set forth on
Schedule 3.1, the Company is not required to be qualified to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. True and accurate copies of the Company's Articles of Incorporation and Bylaws, as presently in effect, have been delivered to the Investor.
Schedule 3.1 is a true and complete list of all jurisdictions in which the Company is qualified to do business as a foreign corporation.

         3.2 Corporate Power. The Company has all requisite legal and corporate power and authority (1) to execute and deliver this Agreement and the other agreements contemplated herein; (ii) to issue and sell the Shares; and (iii) to carry out and perform its other obligations under the terms of this Agreement and the other agreements contemplated herein.

         3.3 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, trust, joint venture, association or other entity.

         3.4 Capitalization. Immediately prior to the Initial Closing, the authorized capital of the Company will consist of 10,000,000 shares of Common Stock, of which 70,368 shares are issued and outstanding and 262,398 shares are held by the Company as treasury shares. The outstanding shares of Common Stock are owned by the shareholders

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and in the number specified in Schedule 3.4 hereto. The outstanding shares of
Common Stock are all duly authorized and validly issued, fully paid and nonassessable, and were issued in accordance with the registration and prospectus delivery requirements of the Securities Act, or in compliance with applicable exemptions therefrom. and the registration and qualification requirements of all applicable state securities laws. Except as provided on
Schedule 3.4, the Company has not issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares. There are no agreements to which the Company is a party or has knowledge regarding the issuance, registration, voting or transfer of or obligation (contingent or otherwise) of the Company to repurchase or otherwise acquire or retire or redeem any of its outstanding shares of capital stock. No dividends are accrued but unpaid on any capital stock of the Company.

         3.5 Authorization. All corporate action on the part of the Company and its directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and the other agreements contemplated herein has been taken. This Agreement and all documents executed pursuant to this Agreement constitute valid, legal and binding obligations of the Company and are enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         3.6 Validity of Stock. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and shall not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as set forth on Schedule 3.6 and as provided herein and in the Shareholders' Agreement.

         3.7 Disclosure. No representation or warranty by the Company in this Agreement or in any statement, business plan or certificate furnished or to be furnished to the Investor pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading in light of the circumstances under which they were made.

         3.8 Compliance with Other Instruments; None Burdensome, etc. The Company is not in violation, breach or default of any term of (i) its Articles of Incorporation or its Bylaws, (ii) any provision of any mortgage, indenture, contract. agreement or instrument to which the Company is a party or by which it is bound, (iii) any judgment, decree or order binding upon the Company or any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute a default

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under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. There is no such term that materially and adversely affects, or in the future may materially and adversely affect, the business, prospects, condition, affairs, operations, properties or assets of the Company.

         3.9 Litigation, etc. Except as provided on Schedule 3.9, there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the best knowledge of the Company, currently threatened (a) against the Company, (b) affecting any of its properties or assets, (c) that questions the validity of this Agreement or any of the other agreements contemplated herein or the right of the Company to enter into this Agreement or any of the other agreements contemplated herein, or consummate the transactions contemplated hereby or thereby or, (d) to the best knowledge of the Company, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company. There are no Actions pending or currently threatened relating to the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information. technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit. proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.10 Governmental Consents etc. No consent, approval, order or authorization of, or registration, declaration, designation, qualification or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby, except for such filings as may be required under applicable state securities laws. Based in part on the representations of the Investor set forth in Section 4 hereof, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and all securities laws of the State of Texas.

         3.11 Title to Property and Assets. The Company has good and marketable title to its properties and assets held, in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind except as set forth on Schedule 3.11. With respect to the property and assets it leases the Company is in compliance in all material respects with such leases and, to the best knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of' any party other than the lessors of such property and assets. except as set forth on Schedule 3.11.

         3.12 Contracts. All agreements to which the Company is a party are valid and

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binding agreements of the Company and, to the best knowledge of the Company, of every other party thereto, and neither the Company nor, to the best knowledge of the Company, any other party thereto, is in breach or default thereunder, except for such invalidity, nonbinding character, breach or default that has not had, and may not reasonably be expected to have, a material adverse effect on the Company. Set forth on Schedule 3.12 is a list of the agreements of the Company that are material to its business and those agreements are in full force and effect.

         3.13 Intellectual Property.

         (a) Ownership. The Company owns all patents, trademarks, service marks, and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others, except for conflicts which could not reasonably be expected to result in a material adverse effect on the Company. "Proprietary Rights" shall mean (i) all trademarks, tradenames, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications therefor currently owned, in whole or in part, by the Company with respect to the business of the Company, and all licenses. royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party; and (ii) all agreements relating to technology, know-how or processes that the Company is licensed or is authorized to use by others, or which it licenses or authorizes others to use.

         (b) Conflicting Rights of Third Parties. To the best knowledge of the Company, the Company has the right to use the Proprietary Rights without infringing or violating the rights of any third parties and the use of the Proprietary Rights does not require the consent of any other person that has not been obtained and the Proprietary Rights held by the Company are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and the Company knows of no valid basis for any such claim.

         (c) Claims of Other Persons. Except as set forth on Schedule 3.9, the Company has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity, and no proceedings have been instituted, are pending or, to the best knowledge of the Company, are threatened that challenge the rights of the Company with respect thereto.

         (d) Trade Secrets and Customer Lists. The Company has the right to use, free and clear of any claims or rights of others, except claims or rights specifically set forth in Schedule 3.13, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by the Company. The Company is not making use of any confidential information or trade secrets of any third party, including, without limitation, any past or present employee of the Company, except under valid and existing license agreements.

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Each employee, officer, consultant or vendor with access to the confidential and proprietary information of the Company has executed an agreement with the Company regarding confidentiality and proprietary information, substantially in the form or forms delivered to counsel for the Investor.

         (e) Year 2000. No technology owned, developed or licensed by the Company or used in connection with its business (including, but not limited to, information systems and technology, commercial and noncommercial hardware and software, firmware, mechanical or electrical products, embedded systems, or any other electromechanical or processor-based system, whether as part of a desktop system, office system, building system or otherwise) wilt experience any malfunctions. premature cancellation or expiration of contractual rights or deletion of data or any other problems in connection with (1) the year 2000 (and all subsequent years) as distinguished from 1900 years, (11) the date February 29, 2000, and all subsequent leap years, and (iii) the date September 9, 1999, except where such problems, either individually or in the aggregate, would not have a material adverse effect on the Company.

         3.14 No Conflict of Interest. Except as set forth on Schedule 3.14, the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with accrued and unpaid salaries, expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers or directors, or any members of their immediate families are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or to the Company's knowledge have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. Except as set forth on Schedule 3.14, none of the Company's officers or directors or any member of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.15 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge, except for nonmaterial assessments as have been resolved by the Company prior to January 1, 1999 with the applicable taxing or assessing authority. None of the Company's federal income tax returns and none of its state income or franchise tax returns has ever been audited by governmental authorities. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act

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taxes and Federal Unemployment Tax Act Taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

         3.16 Financial Statements. The Company has delivered to the Investor the balance sheets, and statements of retained earnings, operations and cash flow of the Company as of and for the year ended July 31, 1998 and the unaudited balance sheets, and statements of retained earnings, operations and cash flow of the Company as of and for the ten month period ended May 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except that the unaudited Financial Statements do not contain notes required by generally accepted accounting principles). The Financial Statements present fairly in all material respects the financial condition and operating results of the Company as of the dates, and for the periods indicated therein (subject, in the case of the unaudited Financial Statements, to normal year-end audit adjustments, none of which, either individually or, in the aggregate, will be material). Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (1) liabilities incurred in the ordinary course of business subsequent to June 30, 1999 and (11) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company and do not exceed $20,000 in value. Except as disclosed in the Financial Statements, the Company is not a Guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         3.17 Changes. Except as set forth on Schedule 3.17, since June )O, 1999 there has not been:

                  (a) any change in the business, assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had, and may not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition or operations of the Company;

                  (b) any damage, destruction or loss, whether or not covered by insurance, which has had, or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition or operations of the Company;

                  (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

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                  (d) any satisfaction or discharge of any lien, claim, or
encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, assets, properties, prospects, financial condition or operating results of the Company (as such business is presently conducted and as It is proposed to be conducted);

                  (e) any material change to any contract or agreement set forth on Schedule by which the Company or any of its assets is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (g) any sale., assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (h) any resignation or termination of employment of any officer or key employee of the Company- and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any customer of the Company;

                  (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

                  (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business,

                  (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition or any of such stock by the Company,

                  (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                  (n) any arrangement or commitment or understanding by the Company to do any of the things described in this Section 3.17.

         3.18 Legal Compliance. The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted, except where the failure to have such will not have a

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material adverse effect on the Company's business prospects. results of operations or financial condition and (b) the Company, and the business and operations of the Company, have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations, and the Company is not in violation of any judgment, order or decree.

         3.19 Brokerage or Finder's Fees. The Company has not incurred any obligation or liability for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company.

         3.20 Minute Books. The minute books of the Company made available to Investor contain an accurate summary of all meetings, consents and actions of the board of directors, committees of the board of directors and the shareholders of the Company since the time of its incorporation, accurately reflecting all transactions referred to in such minutes in all material respects.

         3.21 No Pending Transactions. The Company is not a party to or bound by any agreement (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) providing for any other form of acquisition, liquidation, dissolution or winding up of the Company, or (iv) except as otherwise contemplated by this Agreement to issue, grant or sell any capital stock of the Company or rights to acquire the Company's capital stock.

         3.22 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, insuring its properties that might be damaged or destroyed.

         3.23 Nature of Investment.

                  (a) The Investor Shares to be received by the Company will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Company has no present intention of selling, granting any participation in, or other-wise distributing the same,, but subject to the ability of the Company to transfer shares to an affiliate (within the meaning of Rule 405 promulgated under the Securities Act) of the Company. The Company has no need for liquidity related to the acquisition of the Investor Shares.

                  (b) The Company, or a representative thereof, has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed in connection with this Agreement and confirms that all documents. books and records pertaining to the Investor's investment in the Company and requested by the Investor

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have been made available to the Investor.

                  (c) The Company has had an opportunity to ask questions and receive answers from the Investor regarding the terms and conditions of the offering of the Investor Shares and about other information, documents and records relative to Investor's business assets, financial condition, results of operations and liabilities. The foregoing, however. does not limit or modify the representations and warranties of the Investor in Section 4 of this Agreement or the right of the Company to rely thereon.

                  (d) The Company is an experienced investor in securities and acknowledges that it can bear the complete economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Investor Shares. The Company also represents it is an "accredited investor"' within the meaning of Rule 501 (a) promulgated under the Securities Act.

                  (e) The purchase of the Investor Shares by the Company is consistent with the general investment objectives of the Company. The Company understands that the purchase of the Investor Shares involves a high degree of risk in view of the fact that, among other things, the Investor is a start-up enterprise, and there may be no established market for the Investor Shares.

                  (f) The Company understands that the Investor Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Investor in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act and applicable state securities laws, except in certain limited circumstances. In this connection, the Company represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Company agrees that in no event will it make a transfer or disposition of any of the Investor Shares unless and until, if requested by the Investor, it shall have furnished to the Investor (at the expense of the Company or transferee) an opinion of counsel or other evidence, reasonably satisfactory to the Investor, to the effect that such transfer may be made without restrictions under the Securities Act. The Company understands that the Investor is under no obligation to register any of the securities sold hereunder. The Company understands that no public market now exists for the Investor Shares and that it is uncertain whether a public market will ever exist for the Investor Shares.

                  (g) It is understood that the certificates evidencing the Investor Shares shall bear the following legend, as well as any other legend as may be required by applicable federal and state securities laws:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933), AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.

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THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND
MAY NOT BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A STOCKHOLDER AGREEMENT THEN IN EFFECT AND EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         The Investor hereby represents and warrants to the Company at the Initial Closing Date and at each Additional Closing Date as follows:

         4.1 Authorization. The Investor has requisite power and authority to enter into this Agreement and all other agreements, documents or instruments contemplated by this Agreement and this Agreement constitutes its valid, legal and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.2 Corporate Power. The Investor has all requisite legal and corporate power and authority (i) to execute and deliver this Agreement and the other agreements contemplated herein; (ii) to issue and sell the Investor Shares; and
(iii) to carry out and perform its other obligations under the terms of this Agreement and the other agreements contemplated herein.

         4.3 Validity of Stock. The Investor Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and shall not be subject to any preemptive rights, rights of first refusal or redemption rights.

         4.4 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any violation, breach or default of any term of (i) the Investor's Certificate of Incorporation or Bylaws, (ii) any provision of any mortgage, indenture, contract. agreement or instrument to which the Investor is a party or by which it is bound, (iii) any judgment, decree or order binding upon the Investor or any statute, rule or regulation applicable to the Investor such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Investor pursuant to any such term.

         4.5 Litigation, etc. There is no Action pending or, to the best knowledge of the Investor, currently threatened (a) against the Investor, (b) affecting any of its properties or assets, (c) that questions the validity of this Agreement or any of the other agreements

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contemplated herein or the right of the Investor to enter into this Agreement or any of the other agreements contemplated herein, or consummate the transactions contemplated hereby or thereby or. (d) to the best knowledge of the Investor, against any officer, director or employee of the Investor in connection with such officer's, director s or employee's relationship with, or actions taken oil behalf of the Investor.

         4.6 Nature of Investment.

                  (a) The Shares to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting an,, participation in, or otherwise distributing the same, but subject to the ability of the Investor to transfer shares to an affiliate (within the meaning of Rule 405 promulgated under the Securities Act) of the Investor.

                  (b) The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and about other information, documents and records relative to the Company's business assets, financial condition, results of operations and liabilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

                  (c) The Investor is an experienced investor in securities and acknowledges that it can bear the complete economic risk of its investment and has such knowledge and experience in Financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor also represents it is an "accredited investor" within the meaning of Rule 501 (a) promulgated under the Securities Act.

                  (d) The Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act and applicable state securities laws, except in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor agrees that in no event will it make a transfer or disposition of any of the Shares unless and until, if requested by the Company, it shall have furnished to the Company (at the expense of the Investor or transferee) an opinion of counsel or other evidence, reasonably satisfactory to the Company, to the effect that such transfer may be made without restrictions under the Securities Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder. The Investor understands that no public market now exists for the Common Stock and that it is uncertain whether a public market will ever exist for the Common Stock.

                  (e) It is understood that the certificates evidencing the Shares shall bear the following legend, as well as any other legend as may be required by applicable federal and state securities laws:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A STOCKHOLDER AGREEMENT THEN IN EFFECT AND EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

         4.7 Brokerage or Finder's Fees. The Investor has not incurred any obligation or liability for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Investor.

5.       CONDITIONS TO CLOSING OF INVESTOR.

         5.1 Initial Closing. The obligation of the Investor to purchase and pay for the Shares at the Initial Closing is subject to the fulfillment to the satisfaction of the Investor (or the waiver by the Investor) on or prior to the Initial Closing Date of the following conditions: (a) the representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects when made, and shall be true and correct on the Initial Closing Date with the same force and effect as if they had been made on and as of such date; (b) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Initial Closing Date shall have been performed or complied with in all material respects; (c) the Company shall have obtained all approvals, consents and waivers necessary for the consummation of the transactions contemplated by this Agreement; (d) a Shareholders' Agreement, substantially in the form attached hereto as Exhibit A, shall have been entered into by the Company and the shareholders of the Company (Stephen W. Myers, Debora P. Myers, Don Flynt and Carey Coffman) and the Investor; (e) a Stockholders' Agreement, substantially in the form attached hereto as Exhibit B, shall have been entered into by the Company and the Investor; (f) an Indemnification Agreement, substantially in the form attached hereto as Exhibit C, shall have been entered into by the Company and the Investor's designee to the Company's Board of Directors; (g) Burdett, Morgan & Thomas, L.L.P., counsel for the Company, shall have delivered to the Investor its legal opinion, dated as of the Initial Closing Date and in the form as reasonably agreed to by the parties; (h) an Agreement Regarding Interfaces, substantially in the form attached hereto as Exhibit D, shall have been entered into by the Company and the Investor; (i) a compliance certificate, dated as of the Initial Closing Date, signed by the Company's president certifying that the conditions specified in Section 5.1(a)(b) and (c) of this Agreement have been fulfilled shall have been delivered to the Investor;
(j) the completion by the Investor and its representatives of a successful due diligence review of Company and the Company's business, the success of which shall be determined in the sole discretion of the Investor, and (k) the delivery by the Company to the Investor of the following:

                            (i) a certificate of the Secretary of the Company
certifying the following as being true, correct, complete and in full force and unmodified as of the Initial Closing Date: (1) the resolutions of the Board of Directors of the Company authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby, (2) the Articles of Incorporation of the Company, as amended to date and as certified by the Secretary of State of Texas as of a date within fifteen (15) days of the Initial Closing Date, (3) Bylaws of the Company, as amended to date, and (4) the names of the officer or officers of the Company authorized to execute this Agreement and any and all documents, agreements, and instruments contemplated herein;

                            (ii) a certificate of good standing for the Company
from the Secretary of State of Texas, and (ii) a certificate from each state where the Company is required to be qualified as a foreign corporation showing such qualification, each such certificate specified in this paragraph (ii) dated as of a date within fifteen (I 5) days of the Initial Closing Date; and

                            (iii) such other documents, instruments, and
certificates as the Investor may reasonably request.

                  (b) Additional Closings. The obligation of the Investor to purchase and pay for the Shares at each Additional Closing is subject to the fulfillment (or waiver by the Investor) on or prior to the Additional Closing Date of the following conditions: (a) the representations of the Company contained in this Agreement shall be true and correct in all respects with the same force and effect as if they had been made on and as of each Additional Closing Date (as updated where applicable, provided that such updates do not constitute a material adverse change); (b) the Company shall be in material compliance with all covenants, agreements and conditions contained in this Agreement; and (c) the Company shall have delivered to the Investor such documents, instruments and certificates as the Investor may reasonably request.

6.       CONDITIONS TO CLOSING OF COMPANY.

         The Company's obligation to sell the Shares to the Investor at each respective Closing is subject to the fulfillment on or prior to the applicable Closing Date of the following conditions:

         6.1 Representations. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all respects when made and shall be true and correct in all respects with the same force and effect as if they had been made on the applicable Closing Date (as updated where applicable, provided that such updates do not constitute a material adverse change).

         6.2 Payment of Purchase Price. The Investor shall have delivered the purchase price for the Shares being purchased at such Closing in accordance with the provisions of Section 1.2.

         6.3 Securities Exemptions. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act. and the registration and/or qualification requirements of all other applicable state securities laws.

7.       COVENANTS OF THE COMPANY.

         The Company hereby covenants and agrees with the Investor as follows:

         7.1 Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. The Company shall use its best efforts to operate the business substantially in the manner operated as of the date of this Agreement and will continue to dedicate the same or greater resources to, and endeavor to expand, its business and prospects.

         7.2 Compliance with Laws, Taxes. The Company shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paving all taxes, assessments and governmental charges imposed upon it or upon its property before the same become delinquent, except to the extent contested in good faith.

         7.3 Maintenance of Insurance. The Company shall maintain insurance with and reputable insurance companies or associations in such amounts and covering response such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

         7.4 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         7.5 Maintenance of Properties. The Company shall maintain and preserve all of material properties and assets, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

         7.6 Contracts and Rights. The Company shall maintain and preserve its rights under all material contracts and shall maintain its Proprietary Rights as necessary or useful in the proper conduct of its business.

         7.7 Board of Directors. The Board of Directors (the "Board") of the Company shall include one (1) director elected by the Investor pursuant to the Shareholders' Agreement. The Company will promptly reimburse in full such director for all reasonable out-of-pocket expenses incurred in attending each meeting of the board of directors or any committee thereof.

         7.8 Restriction on Technology Transfers. The Company shall not transfer, sell, dispose of, assign, lease, license or donate any ownership or interest in, or material rights relating to, any of its technology, or other Proprietary Rights to any person or entity (a "Technology Transfer"), without the prior written consent of the Investor and without first offering to make such Technology Transfer to the Investor in accordance with the following provisions:

                  (a) The Company shall deliver a notice by certified mail (the "Technology Transfer Notice") to the Investor stating (i) its bona fide intention to make such Technology Transfer, (ii) the technology or Proprietary Rights to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such technology or Proprietary Rights.

                  (b) Within twenty (20) calendar days after delivery of the Technology Transfer Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Technology Transfer Notice, up to all of such technology or Proprietary Rights; provided, however, that no such election shall be binding upon the Investor unless and until such time as the Company has obtained binding commitments relating to the Technology Transfer specified in the Technology Transfer Notice at the price and upon the terms specified in the Technology Transfer Notice.

                  (c) The Company may, during the 60-day period following the expiration of the period provided in subsection (b), offer the unsubscribed portion of the Technology Transfer to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Technology Transfer Notice. If the Company does not enter into an agreement for the Technology Transfer within such 60-day period, or if such agreement is not consummated within such 60-day period, the right provided hereunder shall be deemed to be revived and such technology or Proprietary Rights shall not be offered unless first offered to the Investor in accordance with this Section.

                  (d) This Section shall not apply to transfers or licenses of technology or Proprietary Rights accomplished in the ordinary course of business as presently conducted or proposed to be conducted.

                  (e) The provisions of this Section shall be, where applicable, subordinate to the existing right of first refusal held by Lextron, Inc. pursuant to that certain Agreement dated as of February 18, 1997 by and among the Company, Lynn R. Camp, Barbara A. Camp, Stephen W. Myers and Lextron, Inc. (the "Lextron Agreement").

         7.9 Basic Information and Access and Additional Information.

                  (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, the Company will furnish to the Investor an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and stockholder equity and cashflows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

                  (b) As soon as practical, but in any event within thirty (30) days after the end of each month of each fiscal year of the Company, the Company will furnish to the Investor an unaudited profit or loss statement, a statement of cash flows for such fiscal month and an unaudited balance sheet as of the end of such fiscal month.

                  (c) Upon the request of the Investor, the Company shall permit the Investor to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss its affairs with the officers and to inspect the Company's books, records and ledgers, all at such reasonable times and as often as may be reasonably requested.

                  (d) At least thirty (30) days before the end of the fiscal year, the Company shall furnish to the Investor the annual budget of the Company for the succeeding fiscal year.

                  (e) Notwithstanding the foregoing, the provisions of Sections 7.9(a) through (d) above shall terminate upon the closing of a registered public offering of the Company's capital stock.

         7.10 Connectivity Access. From the Initial Closing Date and for so long as Investor owns any Shares, the Company shall provide the Investor: (a) guaranteed access to (and all necessary or appropriate support relating to such access) all data maintained on its legacy computer systems with respect to its customers; and (b) the means to provide connectivity between (and all necessary or appropriate support relating to such connectivity) such legacy computer systems data and the Investor's Management Information systems. In exchange for such access and connectivity, the Company and the Investor shall negotiate a reasonable and customary fee prior to the Initial Closing Date. The terms contained in this Section are set forth in more detail in the Agreement Regarding Interfaces, attached hereto as Exhibit D. The parties acknowledge that the rights afforded by this Section represent a material inducement for the parties to enter into this Agreement, and that the parties would not have entered into this Agreement on the terms and conditions set forth in this Agreement absent these rights. Notwithstanding any other provision of this Agreement to the contrary, this Section shall survive the termination of this Agreement, except as provided in Section 11.4.

         7.11 Exclusive Rights. From the Initial Closing Date and for so long as Investor owns any Shares, the Company shall: (a) establish and maintain an electronic commerce link with respect to its operations relating to cattle sales, feed sales (which for the purposes of this Agreement shall initially exclude feed additives, health related products and other supply items) and other products as may be agreed to by the parties in a form reasonably acceptable to the Investor (including, for example, a link through a hot button or private label program); and (b) grant the Investor exclusive rights to be the provider of any electronic commerce services for the Company relating to such operations relating to cattle sales, feed sales and other products as may be agreed to by the parties. The Company and the Investor shall negotiate in good faith with respect to the details of the provisions contained in this Section; provided, however, that the parties acknowledge that the Investor shall be the sole and exclusive provider of electronic commerce services to the Company's operations relating to cattle sales, feed sales and other products as may be agreed to by the parties, and the Company shall be precluded from entering into any electronic commerce relationships with third parties relating to the Company's operations relating to cattle sales, feed sales and other products as may be agreed to by the parties. In addition, the Company shall not grant exclusive rights to any other party relating to the provision of electronic commerce services for any of the Company's operations other than cattle sales, feed sales or other products as may be agreed to by the parties, and shall provide the Investor with the opportunity to participate in the provision of any such services for these operations granted to third parties on a nonexclusive basis. The parties acknowledge that the rights afforded by this Section represent a material inducement for the parties to enter into this Agreement, and that the parties would not have entered into this Agreement on the terms and conditions set forth in this Agreement absent these rights. Notwithstanding any other provision of this Agreement to the contrary, this Section shall survive the termination of this Agreement, except as provided in Section 11.4.

         7.12 Use of Proceeds. The Company shall pay, or caused to be paid, when due and payable, all amounts due under that certain Promissory Note dated February 17, 1997 made by Lynn R. Camp and Stephen W. Myers (the "Borrowers") and payable to Lextron, Inc. in the original aggregate principal amount of $420,000, with respect to which shares of the Company are being held as collateral (the "Lextron Note"). The Company shall notify the Investor of any actual or potential default under the Lextron Note promptly after it receives notice of such actual or potential default, but in any event prior to the foreclosure upon any shares of the Company being held as collateral for the Lextron Note. Upon receipt of such notice, the Investor shall have the option, if it so elects in its sole discretion, to: (i) repay the Lextron Note and replace it with a note to the Borrowers with the same terms and conditions as the Lextron Note (including the receipt of collateral consisting of the shares being held as collateral for the Lextron Note); (ii) repay the Lextron Note and offset the amounts due under the Lextron Note against any future payments made by the Investor to the Company on the next Additional Closing Date or at any other time; or (iii) take no action.

8.       RESTRICTIONS ON ISSUANCE OF ADDITIONAL SECURITIES.

         8.1 Dilution Protection. The Company acknowledges that the purchases made by Investor under this Agreement constitute an investment in 19% of the outstanding capital stock of the Company. In this regard, for so long as the Investor owns any Shares, upon any issuance of (a) Common Stock or other securities of the Company, (b) options to purchase or rights to subscribe for Common Stock or other securities of the Company, (c) securities convertible into or exchangeable for Common Stock or other securities of the Company, and (d) options to purchase or rights to subscribe for such convertible or exchangeable securities (collectively, the "Covered Securities"), the Company shall automatically grant to the Investor sufficient Covered Securities described in subsections (a) through (d) so as to maintain the Investor's then current percentage ownership of the Company, with any convertible securities determined on an as converted basis. The purchase price for such Covered Securities shall be the par value of the securities issued (in the case of subsection (a)) or the par value of the Common Stock into which such Covered Securities are convertible (in the case of subsections (b) through (d)). Payment for such Covered Securities shall be made by the Investor in cash upon ten (10) days prior notice from the Company of such issuance. This additional issuance right shall not apply to (A) shares of Common Stock, rights, options or warrants granted or awarded by the Company, with the approval of its Board of Directors, including the approval of the Board designee of the Investor, to employees, directors and consultants of the Company as compensation for service to the Company in any such capacities. if such rights, options or warrants are granted at an exercise price or value not less than the fair market value of a share as of the date of grant, up to and no more than an aggregate of 7,036 shares of Common Stock (as adjusted to provide for any dividends, stock distributions, splits, combinations or recapitalizations), (B) the issuance of Common Stock or securities convertible into Common Stock in connection with any merger or acquisition involving the Company, which merger or acquisition is properly authorized and approved by the Board of Directors, including the approval of the Board designee of the Investor, or (C) any Covered Securities where the additional issuance rights have been waived in writing by the Investor.

         8.2 Right of First Refusal.

                  (a) In addition to the rights set forth in Section 8.1, and until such time as the Company shall have consummated a registered public offering, the Investor shall have the preemptive right to subscribe for the issuance of any and all Covered Securities; provided, however, that the Investor shall not have a preemptive right to subscribe for (A) shares of Common Stock, rights, options or warrants granted or awarded by the Company, with the approval of its Board of Directors, including the approval of the Board designee of the Investor, to employees, directors and consultants of the Company as compensation for service to the Company in any such capacities, if such rights, options or warrants are granted at an exercise price or value not less than the fair market value of a share as of the date of grant, up to and no more than an aggregate of 7,036 shares of Common Stock (as adjusted to provide for any dividends, stock distributions, splits, combinations or recapitalizations), (B) the issuance of Common Stock or securities convertible into Common Stock in connection with any merger or acquisition involving the Company, which merger or acquisition is properly authorized and approved by the Board of Directors, including the approval of the Board designee of the Investor, (C) any Covered Securities where the preemptive rights have been waived in writing by the Investor, or (D) any Covered Securities where the issuance of such Covered Securities would represent less than a controlling interest in the Company for the holder of such securities; provided, further, however, that such preemptive rights shall not affect the Investor's rights under Section 8.1 with respect to any Covered Securities issued to the Investor pursuant to such Section. For purposes of this Agreement, an issuance of Covered Securities to a holder shall represent a "controlling interest" in the Company if such issuance, when taken together with all other Covered Securities directly or beneficially owned by such holder, represents 30% or more of the combined voting power or ownership of the outstanding capital stock of the Company, considered on an as converted basis where applicable.

         (b) In the event the Company proposes to issue any Covered Securities where such issuance is subject to the provisions of this Section, the Company shall first make an offering of such securities in accordance with the following provisions:

                  (i) The Company shall deliver a notice by certified mail (the "Preemption Notice") to the Investor stating (A) its bona fide intention to offer such securities, (B) the number of such securities to be offered, and (C) the price and terms, if any, upon which it proposes to offer such securities.

                  (ii) Within twenty (20) calendar days after delivery of the Preemption Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Preemption Notice, up to all of such securities; provided, however, that no such election to purchase securities shall be binding upon the Investor unless and until such time as the Company has obtained binding commitments to purchase all of the securities specified in the Preemption Notice at the price and upon the terms specified in the Preemption Notice.

                  (iii) The Company may, during the 60-day period following the expiration of the period provided in subsection (ii), offer the unsubscribed portion of the securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Preemption Notice. If the Company does not enter into an agreement for the sale of the securities within such 60-day period, or if such agreement is not consummated within such 60-day period, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first offered to the Investor in accordance with this Section.

         (c) The provisions of this Section shall be, where applicable, subordinate to the existing right of first refusal held by Lextron, Inc. pursuant to the

Lextron Agreement.

9.       COMPANY PUT RIGHTS.

         9.1 Put. If (a) the Investor has not consummated an initial public offering of the Investor Common Stock under the Securities Act by December 31, 2001, or (b) the Investor undergoes a "change of control," the Company shall have the one (1) time right to sell ("Put") to the Investor all, but not less than all, of the Investor Shares (the "Put Securities") for a period of thirty
(30) days following the occurrence of the trigger event described in clause (a) or (b) of this Section 9.1. For purposes of this Section 9, a "change of control" shall mean a merger, consolidation or other business combination pursuant to which the shareholders of the Investor immediately prior to the effective date of such transaction have beneficial ownership of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation immediately following such transaction and the consideration for such merger, consolidation or other business combination does not consist of cash and/or securities registered under the Securities Act.

         9.2 Exercise. In the event the Company wishes to exercise its right to Put the Put Securities, the Company shall notify the Investor in writing of its intention to exercise its Put right.

         9.3 Purchase. The purchase price (the "Put Price") of the Put Securities shall be $500,000. The Investor shall purchase the Put Securities within ninety (90) days from the date it receives notice of the Company's intent to exercise the Put; provided, however, that if the Investor is unable to purchase all of the Put Securities due to state law restrictions, the Put Securities shall be repurchased from time to time to the maximum extent the Investor is legally permitted to do so, and the Put obligation of the Investor under this Section 9 will be a continuing obligation until the Investor's repurchase of all the Put Securities.

         9.4 Closing. The Put closing (including any subsequent purchase closing date if multiple purchases result from the application of Section 9.3), shall occur at the Investor's principal office. At the Put closing, to the extent applicable, the Company shall deliver the Put Securities being sold, duly endorsed in blank, accompanied by such supporting documents as the Investor may reasonably determine to be necessary to pass to the Investor good title to the Put Securities, free and clear of all liens (other than restrictions under applicable securities laws and/or any shareholders' agreements). In consideration therefor, the Investor shall deliver to the Company payment, by certified check, cashier's check, or wire transfer, of the aggregate Put Price.

         9.5 Transfer of Put Right. The Put right granted hereunder is not assignable.

10.      REGISTRATION RIGHTS

         10.1 Optional Registrations.

                  (a) If, at any time or from time to time after the Investor has closed an initial public offering of the Investor Common Stock, the Investor decides to register any of the Investor Common Stock or securities convertible or exchangeable for Investor Common Stock under the Securities Act on a form suitable for an offering for cash, other than a registration solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "Commission") is applicable, the Investor will promptly give written notice to the Company, and the Investor will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities (as defined in Section 10.2) that the Company requests be included in such registration by a written notice delivered to the Investor within fifteen (15) days after the notice given by the Investor.

                  (b) If the registration involves an underwritten public offering, the Investor will not be required to register Registrable Securities in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a "Cutback"). If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall first be allocated to the Investor for securities being sold for its own account, shall next be allocated to holders with registration rights existing prior to the date of this Agreement, and thereafter shall be allocated among the other holders requesting inclusion in the registration (including the Company) pro rata on the basis of the number of shares each requesting holder requests be included bears to the total number of shares of all requesting holders (other than the Investor) that have been requested to be included in such registration.

                  (c) If the Investor elects to terminate any registration filed under this Section, the Investor will have no obligation to register the securities sought to be included by the Company in such registration. In connection with a registration made by the Investor pursuant to this Section, all expenses of the Investor for such registration and offering and the reasonable fees and expenses of independent counsel for the Company will be borne by the Investor (except that the Company will bear underwriting discounts and commissions attributable to its Registrable Securities being registered and transfer taxes on shares being sold by it).

         10.2 Registrable Securities. For the purposes of this Section, the term "Registrable Securities" shall mean any shares of Investor Common Stock issued pursuant to this Agreement, and any other securities issued as a dividend of other distribution with respect to, or in exchange for or in replacement of, any shares of Investor Common Stock issued pursuant to this Agreement, except for shares of Investor Common Stock that have been sold or transferred pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

         10.3 Procedure for Registration. Whenever the Investor is required under this

Agreement to register Investor Common Stock, it agrees to (a) furnish to the Company such copies of each preliminary and final prospectus and such other documents as the Company may reasonably request to facilitate the public offering of its Registrable Securities; and (b) upon the reasonable request of the Company, use reasonable efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or "blue-sky" laws of such jurisdictions as are necessary to permit the sale of such securities by any selling holder, although the Investor will not have to register in any states that require it to qualify to do business or subject itself to general service of process.

10.4     Indemnification.

                  (a) Subject to applicable law, the Investor will indemnify the Company and each person controlling the Company against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or any omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make the statements not misleading, or arising out of any violation statement by the Investor of the Securities Act, any state securities or "blue-sky" laws or any applicable rule or regulation.

                  (b) Subject to applicable law, the Company will indemnify the Investor, and each person controlling the Investor, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred. arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or required to be stated in the registration statement o r necessary to make the statements contained therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit furnished in writing by the Company to the investor specifically for inclusion in such registration statement. In no event shall the liability of the Company under this paragraph be greater in amount than the dollar amount of the proceeds received by the Company upon the sale of the Investor Common Stock pursuant to the registration statement giving rise to such indemnification obligation.

         10.5 Rule 144 Requirements. If the Investor becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Investor will use reasonable efforts to file with the Commission such information as the Commission may require and will use reasonable efforts to make available Rule 144 under the Securities Act (or any successor exemptive rule).

         10.6 Transfer of Registration Rights. The registration rights of the Company under this Section 10 are not transferable and shall not be assigned by the Company. Any assignment or transfer, or purported assignment or transfer, shall be void and of no force or effect.

         10.7 Obligations of the Company in a Registration. The Company agrees to timely furnish such information regarding the Company and the securities sought to be registered and to take such other action as the Investor may reasonably request in connection with the registration or qualification of such securities and/or the compliance of such registration statement with all applicable laws. If the registration involves an underwriter, the Company agrees, upon the request of such underwriter, not to sell any unregistered securities of the Investor for a period of up to one hundred and eighty (180) days following the effective date of the registration statement for such offering and to enter into an underwriting agreement and/or any other agreements with such underwriters containing usual and customary terms and provisions.

         10.8 Termination of Rights. All rights of any holder of Registrable Securities under this Section 10 shall terminate one (1) year after the Initial Closing Date; provided, however, that the provisions of Section 10.4 shall survive the termination of the rights under this Section 10.

11.      MISCELLANEOUS.

         11.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas, without regard to the State's conflicts of law rules.

         11.2 Survival. The representations and warranties of the parties made herein shall survive the closing of the transactions contemplated hereby.

         11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the Investors.

         11.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. This Agreement may be amended, waived, discharged or terminated only with the written consent of the Investor and the Company.

         11.5 Brokerage and Finder's Fees. The Company, on the one hand, and the Investor. on the other hand, will be responsible for, and will indemnify and hold harmless the other party for, any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company, on the one hand, or by the Investor, on the other hand.

         11.6 Notices, etc. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor to the address set forth below its signature, or to such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth below its signature, or at such other address as the Company shall have furnished to the Investor in writing.

         11.7 Expense of Transaction. Each party hereto shall bear its own expenses in connection with the transaction described herein.

         11.8 Titles and Subtitles. The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         11.10 Timely Performance. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

         11.11 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         11.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

         11.13 Delays or Omission. No delay or omission to exercise any right, power or remedy accruing to the Investor or to the Company, upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Investor or the Company, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor or the Company of any breach or default under this Agreement, or any waiver on the part of the Investor or the Company of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         11.14 Remedies. In addition to any remedies the parties may have at law or in equity, the parties shall have the following remedies:

                  (a) In the event that (i) the Investor fails to consummate an Additional Closing within fifteen (15) days of any scheduled Additional Closing Date specified in Section 2.2, and (ii) the Company has met all of its conditions to such Additional Closing under Section 5.2 as of such time, then all rights granted to the Investor in Sections 7.7, 7.8, 8.1 and 8.2 shall be of no further force or effect. until and unless the Investor consummates such Additional Closing(s) in one subsequent Additional Closing on or before December 31, 2002 with the payment in full by the Investor to the Company of all remaining amounts due under Section 1.2.

                  (b) In the event that (i) the Investor falls to consummate the first Additional Closing within fifteen (15) days of December 31, 1999, and (ii) the Company has met all of its conditions to such Additional Closing under
Section 5.2 as of such time, then all rights granted to the Investor in Sections 7.10, and 7.11 shall be of no further force or effect, until and unless the Investor consummates such Additional Closing on or before December 31, 2002.

                  (c) The parties agree that as to the matters expressed in Sections 7, 8, 9 and 10 of this Agreement, they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of such provisions by the Company or the Investor, the other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof

                  IN WITNESS WHEREOF, the Company and the Investor have executed and delivered this Agreement as of the day and year first above written.

                                THE COMPANY:

                                TURNKEY COMPUTER SYSTEMS, INC.
                                801 South Pierce Street
                                Amarillo, Texas 79101

                                By: /s/: Stephen W. Myers
                                    ---------------------
                                Name: Stephen W. Myers
                                      -------------------
                                Title: President
                                       ------------------

                                THE INVESTOR:

                                EMERGE INTERACTIVE, INC.
                                10315 102nd Terrace
                                Sebastian, Florida 32958


                                By:/s/: Charles L. Abraham
                                   -----------------------
                                Name: Charles L. Abraham
                                      --------------------
                                Title: Chief Executive Officer
                                       -----------------------

                                    EXHIBIT A

                                                                      Exhibit A

                             SHAREHOLDERS' AGREEMENT


         THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of August _, 1999, by and among TURNKEY COMPUTER SYSTEMS, INC., a Texas corporation (the "'Company"), Stephen W. Myers, Debora P. Myers, Don Flynt, Carey Coffman (the "Shareholders"), and EMERGE INTERACTIVE, Inc. (the "Investor").

         WHEREAS, each of the Shareholders is now or hereafter may be the owner of shares of capital stock of the Company or other securities that may be issued in exchange for or in respect of shares of capital stock of the Company, whether pursuant to any exercise, conversion, stock split, stock dividend, combination, reclassification, reorganization or any other means (whether now or hereafter acquired, the "Shares");

         WHEREAS, the Company and the Investor are parties to that certain Common Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement");

         WHEREAS, the obligations of the Company and Investor under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company, Shareholders and Investor, and

         WHEREAS, each of the parties to this Agreement have agreed on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for the continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties agree as follows:

1.       Investor Right of First Refusal.

         (a) Prior to any sale, transfer, pledge or other disposition (collectively, a "Transfer") of any Shares owned by any Shareholder, such Shareholder shall offer to the Investor the right, for a period of twenty-five
(25) business days from the date the Investor receives the written notice described in subsection (b), below, the 25th such day being the "Effective Date," to purchase all of such Shares for cash at an amount equal to the price or other consideration for which such Shares are to be Transferred. Notwithstanding the foregoing, a Shareholder may Transfer Shares: (i) pursuant to a transfer or disposition by will or the laws of descent and distribution due to the death of such Shareholder; (ii) pursuant to a sale between Shareholders of less than a "controlling interest" (as defined below); or (iii) pursuant to a sale representing less than a controlling interest in the Company; provided, in each case, that the transferee under such provision agrees in writing with the Company and the Investor to be bound by and subject to the terms of this Agreement (such transferees being collectively referred to as the "Permitted

Transferees"). For purposes of this Agreement, a sale of Shares shall represent a "controlling interest" in the Company if the Shares subject to such Transfer, when taken together with all other Shares directly or beneficially owned by the transferee of such Transfer, represents 30% or more of the combined voting power or ownership of the outstanding capital stock of the Company, considered on an as-converted basis where applicable.

                  (b) With respect to each Transfer of Shares, the Shareholder proposing such Transfer (the "Transferring Shareholder") shall provide written notice to the Investor. Such written notice shall describe: (i) the Shares proposed to be Transferred; (ii) whether the proposed transferee constitutes a Permitted Transferee; and (iii) the number, price, payment, closing and other relevant terms of the proposed Transfer. The Investor may indicate its interest in purchasing all or any, lesser number of the Shares offered by the Transferring Shareholder to a transferee that is not a Permitted Transferee by providing written notice thereof to the Transferring Shareholder prior to the expiration of the twenty-five (25) day period. In such event, the Transferring Shareholder shall promptly Transfer to the Investor, upon the terms specified in the notice from the Transferring Shareholder to the Investor, the number of Shares specified in the notice from the Investor to the Transferring Shareholder.

                  (c) In the event that the offer set forth in the notice delivered by the Transferring Shareholder to the Investor is thereafter modified, or in the event such proposed offer does not close within thirty (30) days after the Effective Date, then the Transferring Shareholder must once again offer such Shares to the Investor pursuant to the terms of this Agreement.

                  (d) The provisions of this Section shall be, where applicable, subordinate to the existing rights of first refusal or collateral rights held by Lextron, Inc. pursuant to that certain Agreement dated as of February 18, 1997 by and among the Company, Lynn R. Camp, Barbara A. Camp, Stephen W. Myers, Debora P. Myers and Lextron, Inc.

         2. Company Right of First Refusal.

                  (a) Prior to any Transfer of any Shares owned by the Investor, the Investor shall offer to the Company the right, for a period of twenty-five
(25) business days from the date the Company receives the written notice described in subsection (b), below, to purchase all of such Shares for cash at an amount equal to the price or other consideration for which such Shares are to be Transferred. Notwithstanding the foregoing, the Company may Transfer Shares to any of its affiliates, as defined in the Securities Act of 1933, as amended (an "Investor Permitted Transferee").

                  (b) With respect to each Transfer of Shares by the Investor, the Investor shall provide written notice to the Company. Such written notice shall describe: (i) the Shares proposed to be Transferred; (ii) whether the proposed transferee constitutes an Investor Permitted Transferee; and (iii) the number, price, payment, closing and other relevant terms of the proposed Transfer. The Company may indicate its interest in purchasing all or any lesser number of the Shares offered by the Investor to a transferee that is not an Investor Permitted Transferee by providing written notice thereof to the Investor prior to the expiration of the twenty-five (25) day period. In such event, the Investor shall promptly Transfer to the Company, upon the terms specified in the notice from the Investor to the Company, the number of Shares specified in the notice from the Company to the Investor.

                  (c) In the event that the offer set forth in the notice delivered by the Investor to the Company is thereafter modified, or in the event such proposed offer does not close within thirty (30) days after the Effective Date, then the Investor must once again offer such Shares to the Company pursuant to the terms of this Agreement.

                  (d) The rights of the Investor under Sections I and ') of this Agreement, and Sections 7.7, 7.8, 8.1 and 8.2 of the Purchase Agreement, are particular to the Investor and any Investor Permitted Transferee. In addition to the termination of such rights under any other provision of this Agreement or the Purchase Agreement, such rights shall terminate upon any Transfer occurring after the final Additional Closing Date where upon the completion of such Transfer the Investor and all Investor Permitted Transferees own in an aggregate less than 50% of the Shares owned as of such final Additional Closing Date.

         3. Investor Voting Rights. The Investor shall have the right to elect one person to, and the right to remove such person from, the Board of Directors. The Shareholders agree to vote all of their Shares for the Director selected by the Investor pursuant to this Agreement at any annual or special meeting or pursuant to any written consent, conducted or solicited for the purpose of electing directors. The voting agreement contained in this Section is coupled with an interest and the obligation assumed by the Shareholders to vote their Shares as set forth above shall be deemed to be a right coupled with an interest in favor of the Investor. In the event of any resignation (or removal by the Investor) of the Director elected by the Investor, the Shareholders shall take all actions necessary and appropriate to cause such vacancy to be filled in accordance with the provisions hereof. The provisions of this Section shall be subject to the provisions of Section 11.4 of the Purchase Agreement (insofar as those provisions relate to Section 7.7 of the Purchase Agreement).

         4. Term. This Agreement shall terminate upon the earlier of the written agreement of the parties or at such time as the Investor ceases to be a holder of Shares of the Company.

         5. Specific Enforcement. The parties agree that as to the matters expressed in this Agreement, they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Company and/or the Shareholders, the Investor shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         6. Legend. Each certificate or other document evidencing the Shares of the Company shall bear a legend substantially as follows:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT AND EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

         7. Transfer of Shares. The Company shall not: (a) permit any transfer on its books of any Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement; (b) treat as an owner of such Shares or accord the right to vote as an owner or to pay dividends to any transferee to whom such Shares shall have been sold or transferred in violation of any of the provisions set forth in this Agreement; or (c) issue any additional shares of capital stock on the Company unless the proposed holder of such newly issued capital stock agrees to become bound by the terms of this Agreement as a "Shareholder."

         8. Additional Shareholders. The Company and/or the Shareholders shall cause all future holders of Shares of the Company to execute a signature page to this Agreement and become bound by its terms and conditions. The parties acknowledge that any such party executing such a signature page shall be deemed a party to this Agreement.

         9. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal or overnight delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at their or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

         10. Entire Agreement and Amendments. This Agreement, the Purchase Agreement, and the other documents delivered pursuant hereto or thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects contained herein and therein. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Investor and the holders of a majority of the Shares. Any amendment or waiver effected in accordance with this Section shall be binding upon each party to this Agreement.

         11. Governing Law. This Agreement and the legal relations between the parties arising under this Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas. The parties agree to submit to the non-exclusive jurisdiction of the federal and state courts of the State of Texas with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

         12. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. The parties may not assign their rights or obligations under this Agreement.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the part, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

Delays or Omission. No delay or omission to exercise any right, power or remedy accruing to the Investor under this Agreement shall impair any such right, power or remedy of Investor nor shall it be construed to be a waiver of any such. breach or default, or an acquiescence therein, or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor of any breach or default under this Agreement, or any waiver on the part of the Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         IN WITNESS WHEREOF, the Company, the Investor and the Shareholders have executed and delivered this Agreement as of the day and year first above written.

                         COMPANY:

                         TURNKEY COMPUTER SYSTEMS, INC.


                         By:
                            ---------------------------------------------------
                               Stephen W. Myers, President

                         Address:          801 South Pierce Street
                                           Amarillo, Texas 79  1
                                          (806) 372-1249 (fax)


                         INVESTOR:

                         EMERGE INTERACTIVE, INC.


                         By:
                            ---------------------------------------------------

                         Address:          10315 102nd Terrace
                                           Sebastian, Florida  32958

                         SHAREHOLDERS:


                         ------------------------------------------------------
                         Stephen W. Myers

                         Address:
                                 ----------------------------------------------
                                 ----------------------------------------------
                                 ----------------------------------------------

                         ------------------------------------------------------
                         Debora P. Myers

                         Address:
                                  ---------------------------------------------
                                  ---------------------------------------------
                                  ---------------------------------------------

                         ------------------------------------------------------
                         Don Flynt

                         Address:
                                  ---------------------------------------------
                                  ---------------------------------------------
                                  ---------------------------------------------

                         ------------------------------------------------------
                         Carey Coffman

                         Address:
                                  ---------------------------------------------
                                  ---------------------------------------------
                                  ---------------------------------------------

                                    EXHIBIT B

                                                                       EXHIBIT B

                             STOCKHOLDERS' AGREEMENT
                           (eMERGE INTERACTIVE, INC.)


         THIS STOCKHOLDERS' AGREEMENT is dated as of ____________________, 1999 (the "Effective Date") by and among eMerge Interactive, Inc.,, a Delaware corporation (the "Company"), and Turnkey Computer System, Inc. (the "Common Stockholder" or the "Stockholder")

                                   BACKGROUND

         WHEREAS, the Stockholder is now or may hereafter be the owner of shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock")

         WHEREAS, the Company and the Stockholder are parties to that certain Common Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), whereby the Company has or will purchase shares of common stock of the Stockholder in exchange for cash and shares of Common Stock of the Company;

         WHEREAS, as a condition to the issuance of shares of Common Stock to the Stockholder under the Purchase Agreement, the Company has required that the Stockholder enter into this Agreement;

         WHEREAS, each of the parties to this Agreement have agreed on the terms and conditions set forth in this Agreement; and

         WHEREAS, Additional Stockholders may Join this agreement when they enter into stock purchase agreements with the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         For convenience, certain terms used in several parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as other terms that are defined elsewhere in this Agreement shall be equally applicable to both singular and plural forms of the terms defined).

         "Affiliate" means, with respect to a particular party, any Person controlling, controlled by or under common control with that party, as well as any officer, director, partner and majority-owned entity of that party or of its other Affiliates, and in the case of a natural Person, any member of such Person's immediate family.

         "Agreement" means this Stockholders' Agreement.

         "Board of Directors" means the Board of Directors of the Company.

         "Common Stock" is defined above in the Background section.

         "Common Stockholder" is defined above in the preamble.

         "Company" is defined above in the preamble.

         "Effective Date" is defined above in the preamble.

         "Offer" is defined in Section 2.2(a).

         "Offer Notice" is defined in Section 2.2(a).

         "Permitted Transfer" means, with respect to a particular Stockholder, any Transfer to (i) any Affiliate of such a Stockholder, (ii) any Person holding an equity interest in such a Stockholder, (iii) any investment fund in which such Stockholder or an Affiliate thereof has an economic interest, (iv) the spouse or children of such a Stockholder, (v) a trust or fiduciary that acts for the benefit of any such spouse or children, (vi) the Company, or (vii) any other Stockholder, and any Transfer that is part of a Public Offering.

         "Permitted Transferee" means a Transferee in a Permitted Transfer, other than the Company.

         "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

         "Public Offering" means a sale of any Common Stock pursuant to a registration statement under the Securities Act of 1933) as amended, that results in the Company receiving net proceeds of at least $10 million and a minimum $35 million pre-offering valuation of the Company or a rights offering of the Company's securities to the shareholders of Safeguard Scientifics, Inc.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Stockholder" is defined in Section 2.2.

         "Stockholder" is defined above in the preamble.

         "Stock" means (i) the Common Stock now or hereafter issued and outstanding, (ii) the preferred stock of the Company now or hereafter issued and outstanding, (iii) any additional shares of capital stock of the Company hereafter issued and outstanding, and

(iv) any securities convertible into or exercisable or exchangeable for any of the foregoing.

         "Purchase Agreement" is defined above in the Background section.

         "Transfer" means any actual or proposed disposition of all or a portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including by sale, assignment, transfer, pledge, hypothecation, mortgage or other encumbrance, court order, operation of law, distribution, settlement, exchange, waiver,, abandonment, gift, alienation, bequest or disposal; and the correlative terms "Transferred," "Transferring," Transferor" and "Transferee" have corresponding definitions.

                                  ARTICLE II.
                             TRANSFERS OF SECURITIES


         SECTION 2.1 TRANSFER RESTRICTIONS.

                 (a) No Common Stockholder shall Transfer all or any part of the Stock owned by such Stockholder except in compliance with the terms of this Agreement, and any purported Transfer in violation thereof shall be null and void.

                 (b) A Common Stockholder shall be able to Transfer its Stock only by (i) offering to Transfer all, but not less than all, of its Stock under
Section 2.2 below or (ii) a Permitted Transfer under paragraph (c) of this
Section 2. 1.

                 (c) Notwithstanding the restrictions contained in Section 2.2, a Common Stockholder shall be entitled to Transfer all or any part of the Stock owned by such Stockholder by means of a Permitted Transfer so long, as the proposed Transferee becomes a party hereto in accordance with Section 2.3).

                 (d) Notwithstanding any other provision in this Agreement, no Common Stockholder shall, to the extent requested by an underwriter of securities of the Company, Transfer any of its Stock then owned by the Common Stockholder for a period of 180 days following the effective date (and including the effective date) of a registration statement of the Company filed under the Securities Act, unless a shorter period is agreed to in writing by such underwriter. Each Common Stockholder agrees to execute any documents requested by such underwriter that evidences such agreement and other customary provisions.

         SECTION 2.2 RIGHT OF FIRST REFUSAL ON DISPOSITIONS. If at any time any Common Stockholder desires to Transfer all, but not less than all, of the Stock owned by such Stockholder (a "Selling Stockholder") to a third party (other than by a Permitted Transfer), the following provisions shall apply:

                 (a) The Selling Stockholder shall give written notice (the
"Offer

Notice") of the proposed transaction to the Company, identifying the proposed Transferee and setting forth the terms of the proposed transaction, which shall be limited to transactions involving cash against delivery of the Stock. The giving by a Selling Stockholder of an Offer Notice shall be deemed to be an offer to the Company to Transfer Stock on the same terms and conditions and at the same price at which the Selling Stockholder is proposing to Transfer such Stock to such third party (the "Offer").

                 (b) If the Company desires to purchase any or all of the Stock offered for sale, it must accept the Offer within 20 days of receipt of such Offer Notice by giving notice of the acceptance to the Selling Stockholder. The Company may assign its right to purchase any or all of the offered Stock to any other person or persons in the Company's sole discretion.

                 (c) Settlement for any Stock purchased by the Company shall be within 30 days of the date of its acceptance of the Offer.

                 (d) If after compliance with the foregoing provisions, the Company does not purchase all of the Stock covered by an Offer Notice, the Selling Stockholder may, within 30 days from the date of the expiration of the 20-day acceptance period specified in Section 2.2(b), Transfer all, but not less than all, of the remaining Stock to such third party at the price and on the terms set forth in its Offer Notice, subject to Section 2.3. If such Stock is not so sold within such 30 day period, the Selling Stockholder shall not Transfer such Stock without again giving an Offer Notice under this Section 2.2.

         SECTION 2.3 JOINDER TO AGREEMENT. Any Transfer that is otherwise permissible under or in accordance with Section 2.1 or Section 2.2, shall not be effective unless and until the Transferee executes and delivers to the Company such documentation as the Company may request to require the Transferee to become a party to this Agreement. Upon any such Transfer, the Transferee will have a proportionate share of the rights of his, her or its Transferor as a Stockholder hereunder and will be bound by the obligations of such Transferor hereunder. The Company shall not recognize or record in the stock records of the Company any purported action that violates the restrictions hereof.

                                  ARTICLE III.
                                  MISCELLANEOUS


         SECTION 3.1 DURATION OF AGREEMENT. The rights and obligations of the Company and each Stockholder under this Agreement shall be effective as of the Effective Date and shall terminate immediately prior to the earliest to occur of the following: (a) the consummation of the first Public Offering; (b) the consummation of the sale of all, or substantially all, of the Company's assets or capital stock either through a direct sale, merger, reorganization, consolidation or other form of business combination in which control of the Company is being transferred; or (c) written consent to such termination by the parties.

         SECTION 3.2 VOTING PROXY.

                 (a) The Common Stockholder hereby irrevocably constitutes and appoints the Company the sole and exclusive and true and lawful attorney-in-fact, agent and proxy of the Common Stockholder, with full power of substitution and resubstitution, to vote (or give written consent with respect to) in the name, place and stead of the Common Stockholder, with all powers that the Common Stock-holder would possess if personally present, all the Stock of the Company that the Common Stockholder is entitled to vote at any annual or special meeting of stockholders of the Company, or in respect of any action to be taken by written consent in lieu of any such meeting, and at any postponements or adjournments of that meeting, on any and all matters in and according to the Company's sole discretion, and to exercise all of the Common Stockholder's rights to call meetings of the stockholders of the Company.

                 (b) The Common Stockholder agrees to execute and deliver to the Company such additional documents and take such additional actions as the Company may reasonably request to effectuate or further secure and protect the rights of the Company under the foregoing proxy. The Common Stockholder agrees that, in addition to any other provisions of this Agreement, the Common Stock-holder may not Transfer any Stock subject to this irrevocable proxy (and any such Transfer shall be void and of no effect) unless and until the person to whom such Stock is Transferred agrees in writing, in form and substance satisfactory to the Company, to become bound, and becomes bound, by all the terms of this irrevocable proxy.

                 (c) This irrevocable proxy is made pursuant to this Agreement and the Purchase Agreement, and is coupled with an interest, is irrevocable.

                 (d) The Common Stockholder acknowledges that the Company's rights hereunder are unique and that the Company will not have adequate remedies at law for the Common Stockholder's failure to perform its obligations hereunder. Accordingly, the Common Stockholder agrees that the Company shall have the right to specific performance and equitable injunctive relief for the enforcement of such obligations.

                 (e) This irrevocable proxy shall terminate on the Company's express written revocation of this irrevocable proxy.

         SECTION 3.3 LEGEND. Each certificate representing a share of capital stock beneficially owned by the Stockholders shall bear a legend in substantially the following form, until such time as the shares of capital stock, represented thereby are no longer subject to the provisions hereof.

         The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Stockholders' Agreement dated as of, 1999, as amended from time to time, among the Company and certain holders of its outstanding capital stock. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company."

         SECTION 3.4 FURTHER ACTIONS. Each party hereto shall vote all of the shares of Stock owned or otherwise held by him, her or it, or take all actions by written consent in lieu of a meeting, and execute such documents and take all such other actions within his, her or its power that may be necessary in order to carry out the provisions hereof and the actions contemplated hereby, including taking actions as Stockholders to cause to comply with the obligations imposed on the Company hereunder and causing any of such party's representatives or the Board of Directors to take certain actions.

         SECTION 3.5 CONTENTS OF AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

         SECTION 3.6 AMENDMENT, PARTIES IN INTEREST, ETC. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and Common Stockholders holding at least two-thirds of the shares of capital stock held by all Common Stockholders. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         SECTION 3.7 INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "Including" has the inclusive meaning frequently identified with the phrase "but not limited to," and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         SECTION 3.8 NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

         If to the Stockholders, to each Stockholder at the address set forth in the Company's records.

         If to the Company:

                  Chief Operating Officer
                  eMerge Interactive, Inc.
                  10315 102nd Terrace
                  Sebastian, FL  32952

         SECTION 3.9 SEVERABILITY; GOVERNING LAW. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable to the maximum extent possible in accordance with their terms. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws.

         SECTION 3.10 INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure the damages that would be suffered by a party if another party fails to comply with the provisions of this Agreement and that in the event of any such failure, each non-breaching party will not have an adequate remedy at law. Therefore, any party shall be entitled to obtain specific performance of another party's obligations hereunder and to obtain injunctive relief. No party shall argue, as a defense to any proceeding for such specific performance or injunctive relief, that another party has an adequate remedy at law.

         SECTION 3.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be executed as of the date first above written.

                    COMPANY:
                    EMERGE INTERACTIVE, INC.


                    By: _____________________________________
                    Name: ___________________________________
                    Title: __________________________________

                    STOCKHOLDER:
                    TURNKEY COMPUTER SYSTEMS, INC.


                    By: _____________________________________
                    Name: ___________________________________
                    Title: __________________________________

                                    EXHIBIT C

                                    EXHIBIT D